Exhibit 10.3

Amended and Restated Change of Control Bonus Agreement

This Amended and Restated Change of Control Bonus Agreement (this “Agreement”) by and between Third Coast Bank, a Texas banking association (the “Bank”), and Liz Eber (“Employee”), is made and entered into effective as of this 4th day of May 2025 (the “Effective Date”). This Agreement amends, restates and supersedes, in its entirety, that certain Change of Control Bonus Agreement between the Bank and Employee dated as of December 2, 2024 (the “Prior Agreement”).

Preliminary Statements

A. The Bank is a wholly owned subsidiary of Third Coast Bancshares, Inc., a Texas corporation and registered bank holding company (“Parent”, and together with the Bank and their respective subsidiaries from time to time, collectively, the “Third Coast Group”).

B. Employee is currently employed by the Bank as its Executive Vice President and Chief Legal Officer.

C. It is expected that Parent from time to time will consider the possibility of an acquisition by another company or other change of control.

D. The Board of Directors of the Bank (the “Bank Board”) recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities.

E. The Bank Board, therefore, has determined that it is in the best interests of the Bank, Parent, and the stockholders of Parent to assure that the Bank will have the continued dedication and objectivity of Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein).

Agreement

In consideration of Employee’s continuing employment and the mutual promises and agreements set forth herein, the Bank and Employee hereto agree as follows:

1.
Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.
2.
Term of Agreement. The term of this Agreement (the “Term”) shall begin on the Effective Date and end on the third (3rd) anniversary of the Effective Date; provided, however, that commencing on the second anniversary date of this Agreement (the “Anniversary Date”) and continuing on each Anniversary Date thereafter, the Term shall renew for an additional year (such that the remaining Term of this Agreement as of an Anniversary Date is always two (2) years) unless the Bank delivers Employee notice in writing of its decision not to renew this Agreement (a “Non-Renewal Notice”) at least sixty (60) days before an Anniversary Date. If the Company timely delivers a Non-Renewal Notice to Employee, this Agreement shall terminate at the end of two (2) years following such Anniversary Date. Notwithstanding the foregoing, the Term shall earlier expire immediately following the first to occur of (a) the date that Employee’s Continuous Employment ends for any reason other than a Qualifying Termination or (b) the Bank’s satisfaction of its obligations (if any) to Employee under this Agreement.

1.
Change of Control Payment; Timing of Payment. If Employee experiences a Qualifying Termination during a Change of Control Protection Period, the Bank will pay Employee a lump-sum payment in cash (the “Change of Control Bonus”) in an amount equal to the sum of (a) one hundred percent (100%) of Employee’s annual base salary as of immediately before such Qualifying Termination (or, if greater, Employee’s annual base salary at the rate in effect before any reduction in Employee’s base salary that gave rise to termination of Employee’s employment for Good Reason) and (b) the amount equal to the average of Employee’s annual bonuses earned for the three (3) calendar years preceding the calendar year in which such Qualifying Termination occurs, or, if Employee has not completed at least three (3) years with the Bank, the greater of (i) the average of the annual bonuses awarded for all calendar years preceding the calendar year in which such Qualifying Termination occurs or (ii) Employee’s target annual bonus in effect for the calendar year in which the Qualifying Termination occurs. Employee acknowledges and agrees that payment of the Change of Control Bonus is subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and FDIC Regulation 12 CFR Part 359, regarding Golden Parachute and Indemnification Payments. The Change of Control Bonus, if payable, will be paid by the Bank to Employee as soon as practicable following the later of (x) the date on which the applicable Change of Control occurs or (y) the date of Employee’s Qualifying Termination.
2.
Other Benefits. Nothing in this Agreement will or will be construed to prevent or limit Employee’s continuing or future participation in any benefit, bonus, incentive or other plan, program, arrangement or policy provided by the Third Coast Group for which Employee may qualify. Amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan, program, arrangement, or policy of the Third Coast Group will be payable in accordance with such plan, program, arrangement or policy.
3.
Section 280G of the Code. If it is determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any reduction (if any) required under this Section 3 (the “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax (“Excise Tax”), then the Company will automatically reduce (the “Reduction”) Employee’s Payment to the minimum extent necessary to prevent the Payment (after the Reduction) from being subject to the Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Payment exceeds the after-tax benefit if such Reduction was not made. If the after-tax benefit of the reduced Payment does not exceed the after-tax benefit if the Payment is not reduced, then the Reduction will not apply. If the Reduction is applicable, the Payment will be reduced in such a manner that provides Employee with the best economic benefit and, to the extent any portions of the Payment are economically equivalent with each other, each will be reduced pro rata.
4.
Section 409A. It is intended that the provisions of this Agreement comply with Section 409A, and all provisions of this Agreement will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
5.
Assignment. This Agreement is personal to each of the parties hereto. Except as provided in this Section 5, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Bank may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Bank, provided that the Bank shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. As used in this Agreement, the “Bank” shall mean the Bank and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Bank under this Agreement by operation of law or otherwise.

6.
Withholding. All payments, benefits and other amounts made or provided pursuant to this Agreement will be subject to withholding of applicable federal, state and local taxes. The Bank may, and may cause the appropriate member of the Third Coast Group to, withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.
7.
No Employment Contract. This Agreement is not and will not be deemed to create a contract of employment between the Third Coast Group and Employee and will create no right in Employee to continue in employment with the Third Coast Group for any specific period of time, or to create any other rights in Employee or obligations on the part of the Bank, except as set forth herein. Except as set forth herein, this Agreement will not restrict the right of the Third Coast Group to terminate the employment of Employee, or restrict the right of Employee to terminate Employee’s employment.
8.
GOVERNING LAW; VALIDITY; VENUE. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF TEXAS, WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT WILL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS WILL REMAIN IN FULL FORCE AND EFFECT. The Bank and Employee submit to the exclusive jurisdiction of the federal courts of the United States of America or the courts of the State of Texas in each case located in the City of Houston and Harris County in respect of the interpretation and enforcement of the provisions of this Agreement and waive, and agree not to assert, any defense in any action for the interpretation or enforcement of this Agreement that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper.
9.
Entire Agreement. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof, (b) supersedes any prior agreement or understanding between them with respect to the such subject matter, including, without limitation, the Prior Agreement, and (c) may not be amended except in a writing signed by a duly authorized officer of the Bank and Employee.
10.
Definitions. As used in this Agreement, the following terms will have the meanings set forth below:
(a)
“Cause” means (i) Employee’s willful failure to perform Employee’s material duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) Employee’s willful failure to comply with any valid and legal directive of Employee’s supervisor; (iii) Employee’s engagement in dishonesty, illegal conduct or misconduct, which is, in each case as determined by the Bank in its sole discretion, materially injurious to any member of the Third Coast Group; (iv) Employee’s embezzlement, misappropriation or fraud, whether or not related to Employee’s employment with the Bank; (v) Employee’s commission of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) Employee is or becomes a person described in the Federal Deposit Insurance Act (the “FDI Act”), Section 19(a)(l)(A) who has not received the Federal Insurance Corporation’s prior consent to participate in the Bank’s affairs under the “FDIC

Statement of Policy for Section 19 of the FDI Act” or any successor thereto; (vii) Employee’s willful violation of a material policy or code of conduct of any member of the Third Coast Group applicable to Employee, including Parent’s Insider Trading Policy or Code of Ethics; or (viii) Employee’s material breach of any material obligation under any other written agreement between Employee and a member of the Third Coast Group. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, Employee shall have thirty (30) calendar days from the delivery of written notice by the Bank within which to cure any acts constituting Cause; provided, however, that if the Bank reasonably expects irreparable injury from a delay of thirty (30) calendar days, the Bank may give Employee notice of such shorter period within which to cure as is reasonable under the circumstances. For this purpose, no act or failure by Employee shall be considered “willful” if such act is done by Employee in the good faith belief that such act is or was in the best interests of the Bank or one or more of its businesses.
(b)
“Change of Control” means the first to occur, after the Effective Date, of any event described in (i), (ii) or (iii) below.
(i)
A transaction or series of related transactions (other than an offering of stock of Parent to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any person directly or indirectly becomes the beneficial owner of securities of Parent representing 50% or more of the combined voting power of the then outstanding securities of Parent; provided, however, that notwithstanding the foregoing, a transaction or series of transactions shall not be described hereunder if the acquirer is (A) a trustee or other fiduciary holding securities under an employee benefit plan of Parent or a subsidiary of Parent and acting in such capacity, (B) a wholly-owned subsidiary of Parent or a corporation owned, directly or indirectly, by the shareholders of Parent in the same proportions as their ownership of voting securities of Parent, or (C) any other person whose acquisition of voting securities directly from Parent is approved in advance by a majority of the Incumbent Directors (as defined below); or
(ii)
During any twenty-four (24) consecutive month period, the individuals who, at the beginning of such period, constitute the Board of Directors of Parent (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board of Directors of Parent; provided, however, that an individual who becomes a member of the Board of Directors of Parent subsequent to the beginning of the twenty-four (24) month period will be deemed to have satisfied such twenty-four (24) month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; or
(iii)
The consummation by Parent (whether directly involving Parent or indirectly involving Parent through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, or (y) a sale or other disposition of all or substantially all of Parent’s assets in any single transaction or series of related transactions, or (C) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)
which results in Parent’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of Parent or the person that, as a result of the transaction, controls, directly or indirectly, Parent or owns, directly or indirectly, all or substantially all of Parent’s assets or otherwise succeeds to the business of Parent (Parent or such Person, the “Successor Entity”)) directly or indirectly, more than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)
After which no person, directly or indirectly, becomes the beneficial owner of voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this section as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in Parent prior to the consummation of the transaction; or
(iv)
The stockholders of Parent approve a plan of complete liquidation or dissolution of Parent.

The Bank Board has final authority to construe and interpret the provisions of the foregoing paragraphs (i), (ii), (iii) and (iv) and to determine whether, and the exact date on which, a “Change of Control” has been deemed to have occurred thereunder.

Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change of Control if it is effected for the purpose of changing the place of incorporation or form of organization of Parent where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of Parent’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of Parent in substantially the same proportions of their ownership after the transaction. For purposes of any payment or benefit under this Agreement that is nonqualified deferred compensation subject to Section 409A, to the extent the impact of a Change of Control on such payment or benefit would subject Employee to additional taxes under Section 409A, a Change of Control for purposes of such payment or benefit will mean both a Change of Control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A as applied to the Bank.

(c)
“Change of Control Protection Period” means the period that begins six (6) months prior to a Change of Control and ends on the date that is twelve (12) months following such Change of Control.
(d)
“Code” means the Internal Revenue Code of 1986, as amended.
(e)
“Continuous Employment” means that Employee’s employment with the Third Coast Group is not interrupted or terminated. The Bank Board, in its sole discretion, shall determine whether Employee’s Continuous Employment shall have been interrupted in the case of any leave of absence, including sick leave, military leave or any other personal or family leave of absence, and such decision shall be final, conclusive, and binding.
(f)
“Disability” means (i) Employee’s inability, due to physical or mental incapacity, to substantially perform Employee’s duties and responsibilities with respect for the Bank for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days, or (ii) Employee’s eligibility to receive long-term disability benefits under the Bank’s long-term disability plan.
(g)
“Good Reason” means the occurrence of any of the following during the Term without Employee’s written consent: (i) a material reduction in Employee’s annual base salary; (ii) a relocation of Employee’s principal place of employment as of the Effective Date by more than twenty-five (25) miles; (iii) any material breach by the Bank of any material provision of this Agreement or any other material written compensatory agreement between Employee and the Bank; (iv) the Bank’s failure to obtain an agreement from any successor to the Bank to assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (v) a diminution in Employee’s title, authority, duties or responsibilities (other than temporarily while Employee is physically or mentally incapacitated).

Employee cannot terminate Employee’s employment for Good Reason unless Employee has provided written notice to the Bank of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) calendar days of the initial existence of such grounds and the Bank has had at least thirty (30) calendar days from the date on which such notice is provided to cure such circumstances. If Employee does not terminate Employee’s employment for Good Reason within one hundred eighty (180) calendar days after the first occurrence of the applicable grounds, then Employee will be deemed to have waived Employee’s right to terminate for Good Reason with respect to such grounds.

(h)
“Qualifying Termination” means the termination of Employee’s Continuous Employment as a result of (i) Employee’s resignation for Good Reason or (ii) Employee’s termination by the Bank for any reason other than death, Disability or Cause.
(i)
“Section 409A” means Section 409A of the Code, and the final Treasury Regulations issued thereunder.

{Signature page follows}

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the day and year first written above.

Third Coast Bank

By:	/s/ Bart Caraway
Name:	Bart Caraway
Its:	CEO

Employee:

/s/ Liz Eber
Liz Eber

{Signature Page to Change of Control Bonus Agreement}